As filed with the Securities and Exchange Commission on October 1, 2001.

                                               Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             KONINKLIJKE AHOLD N.V.
             (Exact name of Registrant as specified in its charter)


        The Netherlands             Albert Heijnweg 1         Not Applicable
(Jurisdiction of Incorporation       1507 EH Zaandam         (I.R.S. Employer
       or Organization)              The Netherlands        Identification No.)
                    (Address of Principal Executive Offices)

                 U.S. Foodservice 401(k) Retirement Savings Plan
                            (Full Title of the Plans)


                                Brian W. Hotarek
                               Ahold U.S.A., Inc.
                              14101 Newbrook Drive
                         Chantilly, Virginia 20151-2224
                                 (703) 961-6000
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                            Maureen S. Brundage, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036


                         CALCULATION OF REGISTRATION FEE

==================================== ================= ==================== =================== ====================
                                                        Proposed maximum     Proposed maximum
     Title of securities to be         Amount to be       offering price    aggregate offering        Amount of
            registered                   registered         per share              price         registration fee
------------------------------------ ----------------- -------------------- ------------------- --------------------
 Common Shares, par value EUR 0.25       300,000           $27.18(1)          $8,154,000 (1)       $2038.50 (1)
                                        Shares(1)
------------------------------------ ----------------- -------------------- ------------------- --------------------
       Interests in the Plan               (2)                 (2)                 (2)                  (2)
==================================== ================= ==================== =================== ====================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sales prices on the New York Stock Exchange of American Depositary Shares (each evidencing one Common Share) of Koninklijke Ahold N.V. on September 27, 2001.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2), no registration fee is required with respect to such plan interests.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the rules under the Securities Act of 1933, as amended (the "Securities Act"), the information required by Part I of Form S-8 is included in the Summary Plan Description dated October 1, 2001 distributed to participants in the U.S. Foodservice 401(k) Retirement Savings Plan sponsored by U.S.
Foodservice, Inc. (the "Summary Plan Description"). The Summary Plan Description, together with Item 3 of Part II of this Registration Statement, constitutes a prospectus within the meaning of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Koninklijke Ahold N.V. (the "Company" or the "Registrant") with the U.S. Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement and made a part hereof:

          (a) The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2000;

          (b) The  Company's  Reports  on Form 6-K  dated the  following  dates:
January 3, 2001 (announcing the acquisition of PYA/Monarch); January 25, 2001; January 26, 2001; February 21, 2001 (announcing the acquisition of supermarkets from Grand Union and the acquisition of Parkway Foodservice); April 3, 2001; April 4, 2001; April 9, 2001; June 13, 2001; July 2, 2001; July 9, 2001; July
16, 2001; August 24, 2001; and September 4, 2001 (two reports); and

          (c) The description of the Registrant's capital stock contained in the Registrant's Registration Statement for such capital stock filed under Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act by the Registrant that indicate they are incorporated by reference into this Registration Statement or by the Plan, in each case, that are filed prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.


Item 4.  Description of Securities.

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable

Item 6.  Indemnification of Directors and Officers.

     The Registrant maintains insurance with respect to losses incurred by any of its directors or officers arising from any claim or claims by third party against such directors or officers for any wrongful act in their respective capacities.

Item 7.  Exemption from Registration Claimed.

     Not Applicable

Item 8.  Exhibits

              Exhibit No.                   Description of Exhibit
              ----------                    -----------------------

                 4.1     Amended   Articles   of   Association   of   Registrant
                         (incorporated   by   reference  to  Exhibit  2  of  the
                         Registrant's Report on Form 6-K dated July 9, 2001).

                 4.2 Deposit Agreement dated as of January 20, 1998 among the Registrant, The Bank of New York, as depositary, and all holders and beneficial owners from time to time of American depositary receipts issued thereunder, including the form of the American depositary receipts (incorporated by reference to Exhibit 4-1 of the Registrant's Report on Form 6-K dated March 31, 1998).

                 5.1 The Registrant will submit or cause to be submitted the U.S. Foodservice 401(k) Retirement Savings Plan to the Internal Revenue Service in a timely manner (and will submit any amendments thereto to the Internal Revenue Service in a timely manner) and will make all changes requested by the Internal Revenue Service in order to qualify the Plan under ERISA.

                 23 Consent of Deloitte & Touche Accountants, independent auditors to Royal Ahold.

                 24 Powers of Attorney of certain officers and directors of the Company (included on pages II-6 and II-7 of this Registration Statement).

Item 9.  Undertakings.

     (a) The undersigned Registrant, Koninklijke Ahold N.V., hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zaandam, The Netherlands, on September 27, 2001.

                                   KONINKLIJKE AHOLD N.V.


                                   By:/s/C.H. van der Hoeven
                                      ---------------------------------------
                                      Name:  C.H. van der Hoeven
                                      Title: President of the Corporate
                                             Executive Board and Chief
                                             Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A.H.P.M. van Tielraden and A. Buitenhuis, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments which they and each of them may deem necessary or advisable to enable Koninklijke Ahold N.V. (the "Company") to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of interests in the U.S. Foodservice 401(k) Retirement Savings Plan and Common Shares of the Company (represented by American Depositary Receipts) that may be offered pursuant to the Plan, including power and authority to sign his name in any and all capacities (including his capacity as a Director and/or Officer and/or U.S. Representative of the Company) to a Registration Statement on Form S-8, and to any and all amendments, including post-effective amendments, to such Registration Statement, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any amendments thereto; and the undersigned hereby ratifies and confirms that all said attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons (who comprise a majority of the Corporate Executive Board) in the capacities indicated on September 27, 2001

                Signature                                             Title
                ---------                                             -----
/s/C.H. van der Hoeven                     President  of  the  Corporate  Executive  Board  and  Chief
----------------------------               Executive Officer
  C.H. van der Hoeven                      (Principal Executive Officer)

/s/J.G. Andreae                            Member  of the  Corporate  Executive  Board  and  Executive
---------------------------                Vice-President
  J.G. Andreae

/s/W.J. Grize                              Member  of the  Corporate  Executive  Board  and  Executive
---------------------------                Vice-President
 W.J. Grize

/s/A.M. Meurs                              Member  of  the   Corporate   Executive   Board  and  Chief
---------------------------                Financial Officer
 A.M. Meurs                                (Principal Financial Officer)

/s/J.L. Miller                             Member  of the  Corporate  Executive  Board  and  Executive
---------------------------                Vice-President
 J.L. Miller



/s/A.S. Noddle                             Member  of the  Corporate  Executive  Board  and  Executive
--------------------------                 Vice-President
 A.S. Noddle

/s/M.P.M. de Raad                          Member  of the  Corporate  Executive  Board  and  Executive
-------------------------                  Vice-President
 M.P.M. de Raad

/s/L.A.P.A. Verhelst                       Senior Vice-President Administration
--------------------------                 (Principal Accounting Officer)
 L.A.P.A. Verhelst

/s/B.W. Hotarsk                            Authorized Representative in the United States
-------------------------
 B.W. Hotarek


                                    THE PLAN

     Pursuant to the requirements of the Securities Act of 1933, U.S. Foodservice, Inc., as Administrator of the U.S. Foodservice 401(k) Retirement Savings Plan, has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on October 1, 2001.

                            U.S. FOODSERVICE 401(k) RETIREMENT
                            SAVINGS PLAN

                            By  U.S. FOODSERVICE, Inc., as Plan Administrator


                            By: /s/David M. Abramson
                                --------------------------------------------
                                David M. Abramson
                                Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.


4.1  Amended Articles of Association of Registrant (incorporated by reference to
     Exhibit 2 of the Registrant's Report on Form 6-K dated July 9, 2001).

4.2 Deposit Agreement dated as of January 20, 1998 among the Registrant, The Bank of New York, as depositary, and all holders and beneficial owners from time to time of American depositary receipts issued thereunder, including the form of the American depositary receipts (incorporated by reference to Exhibit 4-1 of the Registrant's Report Form 6-K dated March 31, 1998).

5.1 The Registrant will submit or cause to be submitted the U.S. Foodservice 401(k) Retirement Savings Plan to the Internal Revenue Service in a timely manner (and will submit any amendments thereto to the Internal Revenue
     Service in a timely manner) and will make all changes requested by the Internal Revenue Service in order to qualify the Plan under ERISA.

23   Consent of  Deloitte & Touche  Accountants,  independent  auditors to Royal
     Ahold.

24 Powers of Attorney of certain officers and directors of the Company (included on pages II-6 and II-7 of this Registration Statement).